                              CERTIFICATE OF TRUST
                                       OF
                              First Fiduciary Trust

     This  Certificate of Trust of First Fiduciary Trust, a statutory trust (the
"Trust"), executed by the undersigned trustee, and filed under and in accordance with the provisions of the Delaware  Statutory  Trust Act (12 Del.  C.ss.3801 et
seq.) (the "Act"), sets forth the following:

          FIRST:  The  name  of the  statutory  trust  formed  hereby  is  First
          Fiduciary Trust.

          SECOND: The name of the Trust's  registered agent is SR Services,  LLC and the address of the registered  office of the Trust in the State of
          Delaware is 919 North Market Street, Suite 600,  Wilmington,  Delaware
          19801.

          THIRD:  The Trust formed  hereby is or will become  within 180 days of its first  issuance of beneficial  interests,  an  investment  company registered  under the  Investment  Company Act of 1940, as amended (15
          U.S.C.ss.ss.80a-1 et seq.).

          FOURTH:  Pursuant to Section 3804 of the Act, the debts,  liabilities,
          obligations,   costs,   charges,   reserves  and  expenses   incurred,
          contracted  for or  otherwise  existing  with  respect to a particular series, whether such series is now authorized and existing pursuant to the governing  instrument of the Trust or is hereafter  authorized and existing pursuant to said governing  instrument,  shall be enforceable against the assets  associated  with such series only, and not against the assets of the Trust  generally or any other series  thereof,  and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities,  obligations, costs, charges, reserves and  expenses  incurred,  contracted  for or otherwise  existing  with respect to the Trust  generally or any other series  thereof  shall be enforceable against the assets of such series.

     IN  WITNESS  WHEREOF,  the  undersigned,  being the sole  trustee  of First
Fiduciary  Trust,  has duly executed this Certificate of Trust as of the 6th day of October 2003.

/s/Bradley A. Bergman
Bradley A. Bergman